EXHIBIT 10.4

CANCELLATION OF STOCK AGREEMENT

This Cancellation of Stock Agreement (the “Agreement”) is entered as of December 31, 2019, by and between Digital Development Partners, Inc., a Nevada corporation (the “Company”), and EFT Digitech, Inc. (“Shareholder”).

WHEREAS, Shareholder is the majority shareholder of the Company; and

WHEREAS, in conjunction with the Company’s acquisition of Black Bird Potentials Inc. (“Black Bird”), Shareholder has agreed to cancel certain shares of Company common stock owned by it, subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.       Tender of Shares for Cancellation. For $10.00 and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Shareholder hereby tenders for cancellation 79,265,000 shares of the $.00001 par value common stock of the Company.

In further consideration of, and in exchange therefor, the Company agrees that it shall devote its efforts to the development of the business plan of Black Bird, once acquired.

2.       Representations.

A.       Of the Company.

(1)       Authorization. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

(2)       No Violation. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

B.       Of Shareholder.

(1)       Authorization. The execution and performance of this Agreement by Shareholder has been duly authorized by the governing body of Shareholder.

(2)       No Violation. The performance by Shareholder of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of Shareholder or any contractual obligation by which Shareholder may be bound.

3.       Entire Agreement. This Agreement embodies the entire agreement between the Company and Shareholder and supersedes any prior agreements, whether written or oral, with respect to the subject matter thereof.

4.       Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties to this Agreement and each of their respective successors and assigns.

5.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which together shall constitute one instrument.

6.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

THE COMPANY:		SHAREHOLDER:

DIGITAL DEVELOPMENT PARTNERS, INC.		EFT DIGITECH, INC.

By:	/s/ JACK JIE QIN	By:	/s/ JACK JIE QIN
	Jack Jie Qin		Jack Jie Qin
	President		President